      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       NORTHWESTERN STEEL AND WIRE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            ILLINOIS                                            36-1562920
  (STATE OR OTHER JURISDICTION                                (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                  121 WALLACE STREET, STERLING, ILLINOIS 61081
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

    NORTHWESTERN STEEL AND WIRE COMPANY HOURLY EMPLOYEES' 401(K) SAVINGS PLAN
         NORTHWESTERN STEEL AND WIRE COMPANY 401(K) SALARY DEFERRAL PLAN
                              (FULL TITLE OF PLANS)

                               THOMAS M. VERCILLO
                CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                       NORTHWESTERN STEEL AND WIRE COMPANY
                               121 WALLACE STREET
                            STERLING, ILLINOIS 60181
                                 (815) 625-2500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:

                                HERBERT S. WANDER
                              KATTEN MUCHIN & ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                             CHICAGO, ILLINOIS 60661
                                 (312) 902-5200

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================

 TITLE OF SECURITIES TO BE       AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
         REGISTERED              REGISTERED(1)      OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION FEE
                                                         SHARE(2)               PRICE(2)
============================= ==================== ====================== ===================== ====================
Common Stock                   1,000,000 shares          $1.11                $1,109,350             $308.40
($.01 par value)
====================================================================================================================


(1) Includes an indeterminate number of shares of Northwestern Steel and Wire Company Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to rule 457(h) of the Securities Act of 1933, as amended, based on the high and low price of a share of Common Stock, par value $0.01 per share, of the Registrant on the NASDAQ National Market System on May 19, 1999.

IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PLAN INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.

--------------------------------------------------------------------------------
================================================================================

                                     PART I

                              EXPLANATORY STATEMENT
         This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan and the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan (collectively, the "Plans") is effective. Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-67788), filed with the Securities and Exchange Commission on August 24, 1993 and relating to the Plans, is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.

          4.1 Second Amended and Restated Articles of Incorporation of the Company dated as of August 12, 1992. (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1992, File No. 1-4288, incorporated herein by reference).

          4.2 First Amendment to the Second Amended and Restated Articles of Incorporation. (Exhibit 3.2 to the Company's Form S-1 Registration Statement filed with the Commission on April 18, 1993, File No. 33-60764, incorporated herein by reference).

          4.3  Amended and Restated By-Laws of the Company.*

          4.4 The Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan, as amended and restated effective January 1, 1993. (Exhibit 4(d) to the Company's Registration Statement on Form S-8, File No. 33-67788, and incorporated herein by reference)

          4.5 The First Amendment to the Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan, as amended and restated effective as of January 1, 1993.*

          4.6 The Second Amendment to the Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan, as amended and restated effective as of January 1, 1993.*

          4.7 The Third Amendment to the Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan, as amended and restated effective as of January 1, 1993.*

          4.8 Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993 (Exhibit 4(c) to the Company's Registration Statement on Form S-8, File No. 33-67788, and incorporated herein by reference)

          4.9 First Amendment to the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993.*

          4.10 Second Amendment to the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993.*

          4.11 Third Amendment to the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993.*

          4.12 Fourth Amendment to the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993.*

          4.13 Fifth Amendment to the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993.*

          5.1 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans.*

          23.1 Consent of PricewaterhouseCoopers.*

          23.2 Consent of Katten Muchin & Zavis (included in its opinion filed as Exhibit 5.1 herein).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).

------------------
* Filed herewith.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, State of Illinois, on this ____ day of May, 1999.

                                   NORTHWESTERN STEEL AND WIRE COMPANY

                                   By: /s/ Frederick J. Rocchio, Jr.
                                       -------------------------------
                                       Frederick J. Rocchio, Jr.
                                       Chief Executive Officer and President

                                POWER OF ATTORNEY
         Each person whose signature appears below hereby constitutes and appoints Frederick J. Rocchio, Jr., Thomas M. Vercillo and Herbert S. Wander, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 11th day of May, 1999.

SIGNATURES                                             TITLE
----------                                             -----
/s/ Frederick J. Rocchio, Jr.                           Chief Executive Officer (Principal Executive Officer) and President
---------------------------------------------------
            Frederick J. Rocchio, Jr.
                                                        Chief Financial Officer, Secretary and Treasurer
/s/ Thomas M. Vercillo                                  (Principal Financial and Accounting Officer)
---------------------------------------------------
                Thomas M. Vercillo

/s/ William F. Andrews                                  Director
---------------------------------------------------
                William F. Andrews

/s/ James A. Kohlberg                                   Director
---------------------------------------------------
                James A. Kohlberg

/s/ Christopher Lacovara                                Director
---------------------------------------------------
               Christopher Lacovara

/s/ Darius W. Gaskins, Jr.                              Director
---------------------------------------------------
              Darius W. Gaskins, Jr.

/s/ Thomas A. Gildehaus                                 Director
---------------------------------------------------
               Thomas A. Gildehaus

/s/ David L. Gore                                       Director
---------------------------------------------------
                  David L. Gore



                                  EXHIBIT INDEX

                                                                                                          SEQUENTIAL
EXHIBIT                                                                                                      PAGE
NUMBER                                               DESCRIPTION                                            NUMBER
--------- ---------------------------------------------------------------------------------------------  -----------

 4.1 Second Amended and Restated Articles of Incorporation of the Company dated as of August 12, 1992. (Exhibit 3.1 to the Company's Annual
          Report on Form 10-K for the fiscal year ended July 31, 1992, File No.
          1-4288, incorporated herein by reference).

 4.2      First Amendment to the Second Amended and Restated Articles of
          Incorporation. (Exhibit 3.2 to the Company's Form S-1 Registration
          Statement filed with the Commission on April 18, 1993, File No.
          33-60764, incorporated herein by reference).

 4.3      Amended and Restated By-Laws of the Company.*

 4.4      The Northwestern Steel and Wire Company Hourly Employees' 401(k)
          Savings Plan, as amended and restated effective January 1, 1993.
          (Exhibit 4(d) to the Company's Registration Statement on Form S-8, File
          No. 33-67788, and incorporated herein by reference)

 4.5      The First Amendment to the Northwestern Steel and Wire Company Hourly
          Employees' 401(k) Savings Plan, as amended and restated effective as of January 1, 1993.*

 4.6      The Second Amendment to the Northwestern Steel and Wire Company Hourly
          Employees' 401(k) Savings Plan, as amended and restated effective as of January 1, 1993.*

 4.7      The Third Amendment to the Northwestern Steel and Wire Company Hourly
          Employees' 401(k) Savings Plan, as amended and restated effective as of January 1, 1993.*

 4.8 Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, as amended and restated effective as of January 1, 1993 (Exhibit 4(c) to the Company's Registration Statement on Form S-8, File No. 33-67788, and incorporated herein by reference).

 4.9      First Amendment to the Northwestern Steel and Wire Company 401(k)
          Salary Deferral Plan, as amended and restated effective as of January
          1, 1993.*

 4.10     Second Amendment to the Northwestern Steel and Wire Company 401(k)
          Salary Deferral Plan, as amended and restated effective as of January
          1, 1993.*

 4.11     Third Amendment to the Northwestern Steel and Wire Company 401(k)
          Salary Deferral Plan, as amended and restated effective as of January
          1, 1993.*

 4.12     Fourth Amendment to the Northwestern Steel and Wire Company 401(k)
          Salary Deferral Plan, as amended and restated effective as of January
          1, 1993.*

 4.13     Fifth Amendment to the Northwestern Steel and Wire Company 401(k)
          Salary Deferral Plan, as amended and restated effective as of January
          1, 1993.*

 5.1 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans.*

23.1      Consent of PricewaterhouseCoopers.*

23.2      Consent of Katten Muchin & Zavis (included in its opinion filed as
          Exhibit 5.1 herein).

24.1      Power of Attorney (included on the signature page of this Registration
          Statement).

------------------
*    Filed herewith.

                                      II-3